Execution Version

SECOND AMENDED AND RESTATED COLLATERAL AND GUARANTEE AGREEMENT
dated as of
November 25, 2019
among
ENCOMPASS HEALTH CORPORATION,
THE SUBSIDIARIES OF ENCOMPASS HEALTH CORPORATION
IDENTIFIED HEREIN,
and
BARCLAYS BANK PLC,
as Collateral Agent

TABLE OF CONTENTS

		Page
	ARTICLE I.
	Definitions

Section 1.01	Credit Agreement	1
Section 1.02	Other Defined Terms	1

	ARTICLE II.
	Guarantee

Section 2.01	Guarantee	6
Section 2.02	Guarantee of Payment	6
Section 2.03	No Limitations	6
Section 2.04	Reinstatement	7
Section 2.05	Agreement To Pay; Subrogation	7

	ARTICLE III.
	Pledge of Securities

Section 3.01	Pledge	7
Section 3.02	Delivery of Pledged Intercompany Notes	8
Section 3.03	Delivery of Pledged Stock	8
Section 3.04	Certification of Limited Liability Company and Limited Partnership Interests	9
Section 3.05	Representations, Warranties and Covenants	9
Section 3.06	Voting Rights; Dividends and Interest	10

	ARTICLE IV
	Security Interests in Personal Property

Section 4.01	Security Interest	12
Section 4.02	Representations and Warranties	14
Section 4.03	Covenants	16
Section 4.04	Other Actions	19
Section 4.05	Covenants Regarding Patent, Trademark and Copyright Collateral	21

	ARTICLE V.
	Remedies

Section 5.01	Remedies Upon Default	23
Section 5.02	Application of Proceeds	24
Section 5.03	Grant of License to Use Intellectual Property	25
Section 5.04	Securities Act	25

i

TABLE OF CONTENTS
(continued)

		Page
	ARTICLE VI.
	Indemnity, Subrogation and Subordination

Section 6.01	Indemnity and Subrogation	26
Section 6.02	Contribution and Subrogation	26
Section 6.03	Subordination	26

	ARTICLE VII.
	Miscellaneous

Section 7.01	Notices	27
Section 7.02	Waivers; Amendment	27
Section 7.03	Collateral Agent’s Fees and Expenses; Indemnification	27
Section 7.04	Successors and Assigns	28
Section 7.05	Survival of Agreement	29
Section 7.06	Counterparts; Effectiveness; Several Agreement	29
Section 7.07	Severability	29
Section 7.08	Right of Set-Off	29
Section 7.09	Governing Law; Jurisdiction; Consent to Service of Process	30
Section 7.10	WAIVER OF JURY TRIAL	30
Section 7.11	Headings	31
Section 7.12	Security Interest Absolute	31
Section 7.13	Termination or Release	31
Section 7.14	Additional Subsidiaries	32
Section 7.15	Collateral Agent Appointed Attorney-in-Fact	32
Section 7.16	Effect of Amendment and Restatement	33

Schedules
Schedule I	Subsidiary Parties
Schedule II	Pledged Stock; Debt Securities
Schedule III	Intellectual Property
Schedule IV	[Intentionally omitted]
Schedule V	Material Commercial Tort Claims
Schedule VI	Limited Liability Company and Partnership Interest Certificates

Exhibits
Exhibit I	Form of Supplement
Exhibit II	Form of Perfection Certificate
[Schedules and exhibits have been omitted pursuant to Instruction 4 of Item 1.01 of Form-8-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request. Further explanation of the contents of the omitted schedules can be found in the Agreement where referenced.]

ii

SECOND AMENDED AND RESTATED COLLATERAL AND GUARANTEE AGREEMENT dated as of November 25, 2019 (this “Agreement”) among ENCOMPASS HEALTH CORPORATION, a Delaware corporation (the “Borrower”), the Subsidiaries identified herein and BARCLAYS BANK PLC, as Collateral Agent.
The Borrower and other the parties to the Amended and Restated Collateral and Guarantee Agreement, dated as of October 26, 2010 (the “Existing Collateral and Guarantee Agreement”) among the Borrower, the subsidiaries of the Borrower party thereto and Barclays Bank PLC, as the collateral agent (the “Existing Collateral Agent”), have agreed to amend the Existing Collateral and Guarantee Agreement in certain respects and to restate the Existing Collateral and Guarantee Agreement as so amended as provided in this Agreement.
Reference is made to the Fifth Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent. The Lenders have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery by the parties hereto of this Agreement. Accordingly, the parties hereto agree as follows:
ARTICLE I.

DEFINITIONS
Section 1.01.    Credit Agreement. (a) Capitalized terms used in this Agreement (including the preamble hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the UCC (as defined herein) and not defined in this Agreement or in the Credit Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the UCC.
(b)    The rules of construction specified in Sections 1.03 and 1.04 of the Credit Agreement shall also apply to this Agreement.
Section 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.
“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.
“CHAMPUS” means the United States Department of Defense Civilian Health and Medical Programs of the United States or any successor thereto, including, without limitation, TRICARE.
“Claiming Party” has the meaning assigned to such term in Section 6.02.

“Collateral” means Article 9 Collateral and Pledged Collateral.
“Contributing Party” has the meaning assigned to such term in Section 6.02.
“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.
“Copyright Security Agreement” means any Copyright Security Agreement executed and delivered by a Grantor, dated as of the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by any Grantor to the Collateral Agent pursuant to Section 4.01 of the Credit Agreement.
“Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.
“Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
“Excluded Deposit Accounts” means (i) any segregated deposit account or securities account specifically and exclusively used to hold Tax and Trust Funds, (ii) zero balance controlled disbursement accounts, (iii) deposit accounts into which proceeds of Medical Reimbursement Programs are paid and (iv) accounts with an average monthly deposit balance not in excess of $5,000,000, for any one account, and $10,000,000, in the aggregate for all such accounts.
“Excluded Property” has the meaning assigned to such term in Section 4.01(a).
“Federal Securities Laws” has the meaning assigned to such term in Section 5.04.
“General Intangibles” means all choses in action and causes of action, all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor and all other “general intangibles”, as defined in the UCC (other than Accounts), including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.
“Government Receivables” shall mean, collectively, any and all (i) Receivables arising under any Medical Reimbursement Program, and (ii) any other Receivable payable by a

Governmental Authority if the applicable Grantor is not permitted under the Applicable Law to deposit such Receivables into a Deposit or Securities Account subject to Collateral Agent’s Control.
“Grantors” means the Borrower and the Subsidiary Parties.
“Guarantors” means the Subsidiary Parties.
“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
“IP Security Agreements” means the Patent Security Agreements, Trademark Security Agreements and Copyright Security Agreements.
“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Grantor is a party, including those listed on Schedule III.
“Material Commercial Tort Claims” means commercial tort claims for which a final judgment or order for the payment of money exceeds $25,000,000 as described on Schedule V.
“Medicaid” means that entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria.
“Medical Reimbursement Programs” means the Medicare, Medicaid, CHAMPUS and TRICARE programs and any other healthcare program operated by or financed in whole or in part by any foreign, domestic, federal, state or local government and any other non‑government funded Third Party Payor Arrangements.
“Medicare” means that government-sponsored entitled program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals.
“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.
“Patent Security Agreement” means any Patent Security Agreement executed and delivered by a Grantor, dated as of the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by any Grantor to the Collateral Agent pursuant to Section 4.01 of the Credit Agreement.
“Patents” means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.
“Payment in Full” means the indefeasible payment in full in cash of all the Obligations (other than obligations in respect of Swap Agreements not yet due and payable, Cash Management Obligations not yet due and payable and contingent obligations not yet accrued and payable); and “Paid in Full” shall have the corresponding meaning.
“Perfection Certificate” means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower.
“Pledged Collateral” has the meaning assigned to such term in Section 3.01.
“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.
“Pledged Intercompany Note” has the meaning assigned to such term in Section 3.02.
“Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Pledged Stock” has the meaning assigned to such term in Section 3.01.
“Secured Parties” means (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each Issuing Bank, (e) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Obligations, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (g) any other Person to which any Obligation is owed and (h) the successors and permitted assigns of each of the foregoing.
“Security Interest” has the meaning assigned to such term in Section 4.01.
“Specified Deposit Accounts” means all concentration accounts, investment accounts, automated clearing house accounts and similar accounts maintained by the Borrower, other than any such accounts into which Governmental Receivables are deposited or any such account that is Excluded Property.

“Subsidiary Parties” means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as a Subsidiary Party after the Effective Date.
“Tax and Trust Funds” means cash, Permitted Investments or other assets comprised solely of (a) funds used for payroll and payroll taxes and other employee benefit payments to or for the benefit of such Grantor’s and its Subsidiaries employees, (b) all taxes required to be collected, remitted or withheld (including sales taxes) by a Grantor and (c) any other funds which any Grantor holds in trust or as an escrow or fiduciary for another person which is not a Grantor for the purposes of paying taxes in the ordinary course of business.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.
“Trademark Security Agreement” means any Trademark Security Agreement executed and delivered by a Grantor, dated as of the date hereof, in form and substance reasonably satisfactory to the Collateral Agent, executed and delivered by any Grantor to the Collateral Agent pursuant to Section 4.01 of the Credit Agreement.
“Trademarks” means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.
“TRICARE” means the United States Department of Defense health care program for service families, including, but not limited to, TRICARE Prime, TRICARE, Extra and TRICARE Standard, any successor to or predecessor thereof (including, without limitation, CHAMPUS).
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided, however, that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

ARTICLE II.

GUARANTEE
Section 2.01.    Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
Section 2.02.    Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.
Section 2.03.    No Limitations. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than Payment in Full). Each Guarantor expressly authorizes the Secured Parties to take and hold security in accordance with the provisions of this Agreement for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them in accordance with the provisions of this Agreement by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.
Section 2.04.    Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise.
Section 2.05.    Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.
ARTICLE III.

PLEDGE OF SECURITIES
Section 3.01.    Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (i) the shares of capital stock and other Equity Interests owned by it on the date hereof (including all such shares and Equity Interests listed on Schedule II) and any other Equity Interests obtained in the future by such Grantor, and the certificates representing all the foregoing shares and Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include any Excluded Equity Interests; (ii) all debt securities or Indebtedness (including intercompany Indebtedness) held by it on the date hereof (including all such debt securities or Indebtedness listed on Schedule II) and, to the extent required hereunder, any debt securities or Indebtedness in the future issued to or held by such Grantor, and the promissory notes and any other instruments evidencing such debt securities or Indebtedness (the “Pledged Debt Securities”); (iii) all other property that may be pledged to the Collateral Agent pursuant to the terms of this Section 3.01; (iv) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (i) and (ii) above; (v) all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”); provided that neither the Pledged Stock, Pledged Debt Securities nor the Pledged Collateral shall include any Excluded Property.
Section 3.02.    Delivery of Pledged Intercompany Notes. Except as set forth in Section 5.14 of the Credit Agreement, (a) each Grantor will cause any Indebtedness (other than Indebtedness under the Borrower’s cash management system) owed to such Grantor by the Borrower or any Subsidiary evidencing Indebtedness in any initial principal amount in excess of $25,000,000 to be evidenced by a duly executed promissory note (a “Pledged Intercompany Note”) that is pledged and delivered to the Collateral Agent.
(b)    Upon delivery to the Collateral Agent, any Pledged Intercompany Notes shall be accompanied by instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of Pledged Intercompany Notes shall be accompanied by a schedule describing such notes, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Intercompany Notes. Each schedule so delivered shall supplement any prior schedules so delivered.
Section 3.03.    Delivery of Pledged Stock. Except as set forth in Section 5.14 of the Credit Agreement, (a) each Grantor will cause all certificated Pledged Stock issued by any Subsidiary to be pledged and delivered to the Collateral Agent.
(b)    Upon delivery to the Collateral Agent, any Pledged Stock issued by any Subsidiary (other than Pledged Stock representing an interest in a limited liability company or partnership) shall be accompanied by instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request. Each delivery of such Pledged Stock shall be accompanied by a schedule describing such Pledged Stock in the manner specified in Section 3.15 with respect to Schedule II, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Stock. Each schedule so delivered shall supplement any prior schedules so delivered.
Section 3.04.    Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, other than as set forth in Schedule VI, and the Loan Parties shall not take any action, or permit any action to be taken, that could reasonably be expected to result in any such interest (i) constituting a “security” within the meaning of Article 8 of the UCC or (ii) otherwise being governed by Article 8 of the UCC.
Section 3.05.    Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the benefit of the Secured Parties, that:
(a)    Schedule II correctly sets forth as of the Effective Date the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock issued by any Subsidiary and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement on the date of this Agreement;
(b)    the Pledged Stock issued by any Subsidiary and Pledged Debt Securities owing by any Grantor have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities owing by any Grantor, are legal, valid and binding obligations of the issuers thereof (subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors’ rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity));
(c)    except for the security interests granted hereunder, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens created by this Agreement, Liens permitted pursuant to Section 6.06 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on the Pledged Collateral, other than Liens created by this Agreement, Liens permitted pursuant to Section 6.06 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will use commercially reasonable efforts to defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Liens permitted pursuant to Section 6.06 of the Credit Agreement), however arising, of all Persons whomsoever;
(d)    except for restrictions and limitations imposed or permitted by the Loan Documents, including restrictions and limitations permitted under Section 6.07 of the Credit Agreement, or securities laws generally, the Pledged Stock issued by any Subsidiary and the Pledged Debt Securities owing by any Grantor is and will continue to be freely transferable and assignable, and none of such Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale of disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
(e)    each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f)    no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
(g)    by virtue of the execution and delivery by the Grantors of this Agreement, when (i) any Pledged Intercompany Notes or Pledged Stock are delivered to the Collateral Agent in accordance with this Agreement, in each case, accompanied by instruments of transfer duly executed in blank or (ii) the appropriate Uniform Commercial Code filings and other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.14 of the Credit Agreement) are made with respect to the other Pledged Securities, the Collateral Agent will obtain a legal, valid and perfected lien upon and security interest in the Pledged Securities as security for the payment and performance of the Obligations; and
(h)    the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.
Section 3.06.    Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Grantors that their rights under this Section 3.06 are being suspended:
(i)    Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
(ii)    The Collateral Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
(iii)    Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom and shall be held in trust for the benefit of the Collateral Agent.
(b)    Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Collateral Agent upon demand in the form in which so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 that shall remain in such account.
(c)    Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a) (ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.
(d)    Any notice given by the Collateral Agent to the Grantors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE IV.

SECURITY INTERESTS IN PERSONAL PROPERTY
Section 4.01.    Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in, all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all Deposit Accounts;
(iv)    all Documents;
(v)    all Equipment;
(vi)    all General Intangibles;
(vii)    all Goods not covered by the other clauses of this Section 4.01;
(viii)    all Instruments;
(ix)    all Intellectual Property;
(x)    all Inventory;
(xi)    all Investment Property;
(xii)    all Letter of Credit rights;
(xiii)    all rights and claims in respect of Federal, state or other tax refunds;
(xiv)    all Material Commercial Tort Claims;
(xv)    all books and records pertaining to the Article 9 Collateral; and

(xvi)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
Notwithstanding anything herein to the contrary, in no event shall the Article 9 Collateral include or the security interest granted under Section 4.01 hereof attach to, nor shall the terms “Investment Property,” “Pledged Stock,” “Pledged Debt Securities,” “Goods,” “General Intangibles,” “Deposit Accounts,” “Accounts,” “Equipment,” and “Intellectual Property”, include (A) any lease, license, contract, property rights or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract property rights or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), provided however that the Article 9 Collateral shall include and such security interest shall attach immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such Lease, license, contract, property rights or agreement that does not result in any of the consequences specified in (i) or (ii) above; (B) any “intent to use” Trademark applications pursuant to 15 U.S.C. ss. 1051 for which a “statement of use” or “amendment to allege use” has not been filed with, and accepted by, the United States Patent and Trademark Office or the applicable foreign equivalent thereof (provided, however that the Article 9 Collateral shall include and such security interest shall attach immediately at such time that such statement of use or amendment to allege use is filed and accepted); (C) Goods owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or capital lease obligation permitted to be incurred pursuant to the provisions of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or capital lease obligation) prohibits or requires the consent of any Person other than the Grantors as a condition to the creation of any other Lien on such Equipment or other property; (D) Excluded Equity Interests; (E) those rights to payment under any Medical Reimbursement Programs to the extent that the grant of a Lien or security interest in such payments would cause an immediate and actual forfeiture of any Grantor’s rights to such payments under applicable law; (F)  motor vehicles and other assets subject to certificate of title statutes (except to the extent perfection thereof can be obtained by the filing of UCC financing statements indicating the Collateral as all assets of such Grantor or words of similar effect); (G) Excluded Deposit Accounts; (H) any owned or leased interests in real property acquired after the Amendment Effective Date; (I) letter of credit rights (except to the extent perfection thereof can be obtained by the filing of UCC financing statements indicating the Collateral as all assets of such Grantor or words of similar effect); (J) any asset to the extent a grant of a security interest therein is prohibited by applicable requirements of law; (K) margin stock; (L) [reserved]; (M) commercial tort claims that are not Material Commercial Tort Claims; and (N) tax development bonds; clauses (A) through (N) above are herein collectively referred to as “Excluded Property”; provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements for any Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).
Notwithstanding anything to the contrary contained herein, in the absence of a court order by a court of competent jurisdiction, the Collateral Agent shall not have a right (and such right is not being granted hereunder) to directly collect from, direct the transfer of, or otherwise enforce against, Medicare, Medicaid or CHAMPUS any payment owing from Medicare, Medicaid or CHAMPUS, as the case may be, that is Article 9 Collateral, if such collection, direction of transfer or other enforcement would be in violation of applicable requirements of law or would cause an immediate, actual forfeiture of a Grantor’s rights to such payment.
(b)    Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction in the United States (or any political subdivision thereof) any initial financing statements with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.
Each Grantor also ratifies its authorization for the Collateral Agent to have filed in any relevant jurisdiction any initial financing statements or amendments thereto filed prior to the date hereof.
The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.
(c)    The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.
Section 4.02.    Representations and Warranties. The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:
(a)    Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

(b)    The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Grantor, is correct and complete in all material respects as of the Effective Date. The Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.14 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. In addition to the filings, recordings or registrations described above, each Grantor represents and warrants that a fully executed copy of each IP Security Agreement, containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights, has been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of registered or issued Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) other than with respect to Patents, Trademarks and Copyrights acquired or developed after the date hereof).
(c)    The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in and limitations set forth in Section 4.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code and (iii) subject to the filings described in and limitations set forth in Section 4.02(b), a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of each IP Security Agreement with the United States Patent and Trademark Office and the United States

Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted under the Credit Agreement.
(d)    The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.06 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral other than (i) those previously filed by the Existing Collateral Agent, as secured party, to perfect the liens and security interest granted pursuant to the Existing Collateral and Security Agreement that are to be assigned to the Collateral Agent on the Effective Date, (ii) any assignment in which any Grantor assigns any Lien in any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, other than Liens permitted pursuant to Section 6.06 of the Credit Agreement other than those previously filed by the Existing Collateral Agent, as secured party, to perfect the liens and security interest granted pursuant to the Existing Collateral and Security Agreement that are to be assigned to the Collateral Agent on the Effective Date, or (iii) any assignment in which any Grantor assigns any Lien in any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.06 of the Credit Agreement.
Section 4.03.    Covenants. (a) Each Grantor will furnish to the Administrative Agent prompt (and, in any event, in sufficient time to enable all filings to be made within any applicable statutory period, under the Uniform Commercial Code that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral, for the benefit of the Secured Parties) written notice following any change (i) in corporate name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Grantor agrees to promptly provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. Each Grantor agrees not to effect or permit any change referred to in the preceding sentences unless within 10 days after such change (or such later date as is agreed by the Collateral Agent) all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent, for the benefit of the Lenders, to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Article 9 Collateral to the extent required by the Security Documents. Each Grantor agrees promptly to notify the Collateral Agent, for the benefit of the Lenders, if any material portion of the Article 9 Collateral is damaged or destroyed.
(b)    Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

(c)    Reserved.
(d)    Each Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.06 of the Credit Agreement.
(e)    Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.
(f)    The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense and with at least 10 Business Days prior notice, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located (other than (i) Collateral that is subject to a permitted disposition and (ii) Collateral that is being used by employees in the ordinary course of business, in transit or out for repair), to discuss the Grantors’ affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.07 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, provided that (i) such inspection, discussion and verification shall be during normal business hours and shall not be materially disruptive to the business of the applicable Grantor, (ii) unless an Event of Default shall have occurred and be continuing, there shall be no more than one separate instance of such inspections, discussions and verifications in any calendar year (inclusive of any such instances conducted in accordance with Section 5.07 of the Credit Agreement), (iii) no prior notice in respect of any such inspections, discussions and verifications shall be required if an Event of Default shall have occurred and be continuing, (iv) if any such inspection shall reasonably be expected to include viewing of any patient specific information, then prior to such inspection, the Administrative Agent or any Lender and any Person designated by the Administrative Agent or any Lender shall execute a business associate agreement that meets the requirements of the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d-1329d-8, as amended by the, Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5, and any regulations adopted thereunder and (v) in no case shall the Grantors be required to disclose materials that would breach attorney-client privilege or that would violate a third-party confidentiality obligation (so long as such obligation was not entered into for the purpose of circumventing the Grantors’ obligations hereunder). The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party that is subject to Section 9.12 of the Credit Agreement (or otherwise subject to a confidentiality obligation in favor of the applicable Grantors upon substantially similar terms).

(g)    At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.06 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, in each case after the Collateral Agent has requested the Grantors do so in writing and the Grantors have failed to do so beyond any applicable grace period under the Loan Documents, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment reasonably made or any expense reasonably incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
(h)    If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person (other than Excluded Property) to secure payment and performance of an Account, such Grantor shall, before the later of (i) the date that is thirty days after such action and (ii) the next Quarterly Compliance Date, shall notify the Collateral Agent thereof and promptly assign such security interest to the Collateral Agent; provided that this requirement shall not apply to security interests that, in the aggregate, apply to property with a value of $10,000,000 or less. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.
(i)    Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.
(j)    Except as permitted by the Credit Agreement, this Agreement or any other Loan Document, none of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral, shall grant any other Lien in respect of the Article 9 Collateral or make or permit to be made any transfer of the Article 9 Collateral, and except for any Article 9 Collateral in-transit or in the control or possession of any warehouseman, bailee, agent or processor, the Article 9 Collateral owned by each Grantor shall remain at all times in possession of the Borrower or a Subsidiary of the Borrower. Each Grantor agrees that it shall not permit any Inventory (other than inventory that, in the aggregate for any individual warehouseman, agent, bailee, or processor, has a value of $10,000,000 or less) to be in the possession or control of any warehouseman, agent, bailee, or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and unless Grantors have used commercially reasonable efforts to cause such Person to acknowledge in writing, in form and substance reasonably satisfactory to the Collateral Agent, that such warehouseman, agent, bailee or processor holds the Inventory for the benefit of the Collateral Agent subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.
(k)    None of the Grantors will, during any Event of Default, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.
(l)    [Intentionally Omitted].
(m)    Each Grantor shall maintain true books of record and account (in all material respects) of its Chattel Paper.
Section 4.04.    Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a)    Deposit Accounts. For each Specified Deposit Account that any Grantor at any time opens or maintains, such Grantor shall take such commercially reasonable actions as any Secured Party may reasonably request in order to cause the depositary bank to agree to comply with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such Specified Deposit Account, without further consent of such Grantor or any other Person, pursuant to an agreement reasonably satisfactory to the Collateral Agent. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor unless an Event of Default has occurred and is continuing or would occur after giving effect to any withdrawal. The provisions of this paragraph shall not apply to (A) any deposit account for which any Grantor, the depositary bank and the Collateral Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Collateral Agent for the specific purpose set forth therein, (B) deposit accounts for which the Collateral Agent is the depositary and (C) any deposit account that is not a Specified Deposit Account.
(b)    Investment Property. Except to the extent otherwise provided in Article III, if any Grantor shall at any time hold or acquire any Pledged Intercompany Notes, such Grantor shall, before the later of (i) the date that is thirty days after acquiring such Pledged Intercompany Notes and (ii) the next Quarterly Compliance Date, shall notify the Collateral Agent thereof and promptly endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify. With respect to any securities (other than Excluded Property) now or hereafter acquired by any Grantor (x) of any Subsidiary or (y) other than up to $25,000,000 in aggregate value for all such securities, such Grantor shall, before the later of (i) the date that is thirty days after acquiring such securities and (ii) the next Quarterly Compliance Date, shall notify the Collateral Agent thereof and, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, promptly either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Collateral Agent to become the registered owner of the securities, in each case in excess of such threshold. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor (other than Excluded Property), in each case (x) of any Subsidiary or (y) other than up to $25,000,000 in aggregate value for all such securities, are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall, before the later of (i) the date that is thirty days after acquiring such investment property and (ii) the next Quarterly Compliance Date, shall notify the Collateral Agent thereof and, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, promptly either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such security entitlements, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (ii) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property, in each case in excess of such threshold. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights would occur. The provisions of this paragraph shall not apply to any financial assets credited to a securities account for which the Collateral Agent is the securities intermediary.
(c)    Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction (other than Excluded Property), other than up to $25,000,000 in aggregate value for all such electronic chattel paper or transferable records, such Grantor shall, before the later of (i) the date that is thirty days after acquiring such investment property and (ii) the next Quarterly Compliance Date, shall notify the Collateral Agent thereof and, shall promptly take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under New York UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record, in each case in excess of such threshold. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow alterations without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.
(d)    [Intentionally omitted].
(e)    Material Commercial Tort Claims. If any Grantor shall at any time hold or acquire Material Commercial Tort Claims, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. For the avoidance of doubt, nothing in this Agreement shall require the Borrower or any Subsidiary to obtain the Collateral Agent’s consent with respect to any settlement, or the terms thereof, entered into by or on behalf of the Borrower or any Subsidiary in connection with any commercial tort claim between the Borrower or any Subsidiary and any third party.
Section 4.05.    Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not do any act, or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act), whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number and notice as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws, in each case except as would not reasonably be expected to have a Material Adverse Effect.
(b)    Each Grantor will (and will use commercially reasonable efforts to cause its licensees to), for each Trademark material to the conduct of such Grantor’s business, in each case except as would not reasonably be expected to have a Material Adverse Effect, (i) maintain such Trademark in full force free from any valid claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.
(c)    For each work covered by a material Copyright, each Grantor will (and will use commercially reasonable efforts to cause its licensees and sublicenses to), continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws, in each case except as would not reasonably be expected to have a Material Adverse Effect.
(d)    Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same, in each case where such circumstance would reasonably be expected to have a Material Adverse Effect.
(e)    In the event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States (other than Excluded Property), then following the written request of the Collateral Agent, such Grantor shall execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.
(f)    Each Grantor will take all reasonably necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties, in each case except as would not reasonably be expected to have a Material Adverse Effect.
(g)    In the event that any Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor’s business has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral, in each case except as would not reasonably be expected to have a Material Adverse Effect.
(h)    Upon the occurrence and during the continuance of an Event of Default, each Grantor shall use its reasonable efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License (other than Excluded Property)

to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.
ARTICLE V.

REMEDIES
Section 5.01.    Remedies Upon Default. Following the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent following demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times, for the benefit of the Secured Parties: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Collateral Agent (but only to the extent allowed under Article 9 of the UCC Code and any other applicable laws), or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any applicable laws or regulations or then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) to lawfully take possession of the Article 9 Collateral and enter any premises of any Grantor where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Collateral Agent shall give the applicable Grantors 10 days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.
Section 5.02.    Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:
FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, in each case which costs and expenses are reimbursable under Section 7.03(a) hereof, Section 9.03(a) of the Credit Agreement, or otherwise under any other provision of the Loan Documents;

SECOND, to the payment in full of the Obligations secured by such Collateral (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of such Obligations owed to them on the date of any such distribution); and
THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
Section 5.03.    Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under Section 5.01 herein, but only at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default.
Section 5.04.    Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
ARTICLE VI.

INDEMNITY, SUBROGATION AND SUBORDINATION
Section 6.01.    Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment of an obligation shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Grantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part an obligation owed to any Secured Party, the Borrower shall indemnify such Grantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.
Section 6.02.    Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Subsidiary Party hereunder in respect of any Obligation or assets of any other Subsidiary Party shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Subsidiary Parties on the date hereof (or, in the case of any Subsidiary Party becoming a party hereto pursuant to Section 7.14, the date of the supplement hereto executed and delivered by such Subsidiary Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Party under Section 6.01 to the extent of such payment.
Section 6.03.    Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors and Grantors under Sections 6.01 and 6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible Payment in Full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor or Grantor to make the payments required by Sections 6.01 and 6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor or Grantor with respect to its obligations hereunder, and each Guarantor and Grantor shall remain liable for the full amount of the obligations of such Guarantor or Grantor hereunder.
(b)    Each Guarantor and Grantor hereby agrees that all Indebtedness and other monetary obligations owed by it to any other Guarantor, Grantor or any other Subsidiary shall be subordinated to the indefeasible Payment in Full in cash of the Obligations to the extent set forth in the following sentence. If an Event of Default has occurred and is continuing, then no Guarantor or Grantor shall accept any payment from any other Guarantor or Grantor until all of the Obligations have been indefeasibly Paid in Full.
ARTICLE VII.

MISCELLANEOUS
Section 7.01.    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.
Section 7.02.    Waivers; Amendment. (a) No failure or delay by the Collateral Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or any issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.
Section 7.03.    Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.03 of the Credit Agreement.

(b)    Without limitation of any Grantor or Guarantor’s indemnification obligations under the other Loan Documents, each Grantor and each Guarantor jointly and severally agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 9.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, (including any such claim, litigation, investigation or proceeding brought by or on behalf of any Grantor, Guarantor or any Related Party of a Grantor or Guarantor) whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are (x) determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, (y) result from a claim brought by any Grantor or Guarantor against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if any Grantor or Guarantor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) result from a claim not involving an act or omission of any Grantor or Guarantor and that is brought by an Indemnitee against another Indemnitee (other than against the arranger or the Administrative Agent in their capacities as such). Notwithstanding anything to the contrary in the foregoing, in the case of fees, charges and disbursements of counsel, the Grantors’ and Guarantors’ obligations shall be limited to the reasonable fees, disbursements and other charges of one counsel for the Indemnitees (as a group) and, if necessary, one firm of local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for the Indemnitees (as a group), and, in the case of actual or reasonably perceived conflicts of interest, where one or more Indemnitees affected by such conflict informs the Guarantors and Grantors of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Indemnitee.
(c)    Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.03 shall be payable on written demand therefor.
Section 7.04.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor, Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

Section 7.05.    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any Lender or on its behalf and notwithstanding that the Collateral Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.
Section 7.06.    Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or e-mail transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.
Section 7.07.    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality of unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 7.08.    Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Subsidiary Party against any of and all the obligations of such Subsidiary Party now or hereafter existing under this Agreement owed to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 7.08 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.
Section 7.09.    Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)    Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or Guarantor, or its properties in the courts of any jurisdiction.
(c)    Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 7.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)    Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 7.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED

TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.10.
Section 7.11.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 7.12.    Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d), any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Guarantor in respect of the Obligations or this Agreement.
Section 7.13.    Termination or Release. (a) This Agreement, the Guarantees made herein, the Security Interest and all other security interests granted hereby shall terminate automatically hereunder and all rights to the Collateral shall automatically revert to the Grantors with no further action on the part of any Person when all the Obligations have been indefeasibly Paid in Full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and each Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement and, as of such date, the Collateral Agent shall be deemed to have authorized each Grantor to file financing statements, including amendments and terminations, to evidence such termination.
(b)    Any Subsidiary Party shall be released from its obligations hereunder, and the Liens created hereunder in any Collateral shall be released, as provided in Section 9.13 of the Credit Agreement.
(c)    In connection with any termination or release pursuant to paragraph (a) or (b), the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or warranty by the Collateral Agent.
(d)    Upon any disposition of property permitted by the Credit Agreement and subject to all applicable requirements of the Credit Agreement, (i) the Security Interest granted herein on such property shall be automatically released in accordance with Section 9.13 of the Credit Agreement and (ii) the Collateral Agent shall as of such date be deemed to have authorized the filing of financing statement amendments to evidence the foregoing release. The Collateral Agent shall further execute and deliver to any Grantor, at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such release.
Section 7.14.    Additional Subsidiaries. Each Wholly Owned Restricted Subsidiary that is also a Domestic Subsidiary that was not in existence, was not a Subsidiary or was an Excluded Subsidiary on the Effective Date, is required to enter into this Agreement as a Subsidiary Party upon becoming a Wholly Owned Restricted Subsidiary that is also a Domestic Subsidiary but that is not an Excluded Subsidiary. Upon the execution and delivery by the Collateral Agent and such a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.
Section 7.15.    Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor, exercisable solely upon the occurrence and continuance of an Event of Default, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, bad faith or willful misconduct to the extent determined by a court of competent jurisdiction by final and nonappealable judgment.

Section 7.16.    Effect of Amendment and Restatement. It is the intention of each of the parties hereto that the Existing Collateral and Guarantee Agreement be amended and restated by this Agreement to preserve the perfection and priority of all security interests securing the Obligations, and the parties hereto acknowledge and agree that the Liens and security interests granted under the Security Documents securing payment of the Obligations are in all respects continuing and in full force. After giving effect to this Agreement, neither the modification of the Existing Collateral and Guarantee Agreement nor the execution, delivery, performance or effectiveness of this Agreement shall impair the validity, effectiveness or priority of the Liens granted pursuant to any Loan Document (as such term is defined in the Existing Collateral and Guarantee Agreement), and such Liens shall continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred. This Agreement constitutes an amendment of the Existing Collateral and Guarantee Agreement made pursuant to the terms of Section 7.02 thereof and amends and restates in its entirety the Existing Collateral and Guarantee Agreement. Upon the effectiveness of this Agreement, the terms and provisions of the Existing Collateral and Guarantee Agreement shall be superseded hereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
ENCOMPASS HEALTH CORPORATION,
By: /s/ Edmund M. Fay
Name: Edmund M. Fay
Title: Treasurer

Collateral and Guarantee Agreement - Signature Page

Continental Rehabilitation Hospital of Arizona, Inc.
Encompass Health C Corp Sub Holdings, Inc.
Encompass Health Central Arkansas Holdings, Inc.
Encompass Health Jonesboro Holdings, Inc.
Encompass Health Rehabilitation Hospital of Colorado Springs, Inc.
Encompass Health Rehabilitation Hospital of Columbia, Inc.
Encompass Health Rehabilitation Hospital of Concord, Inc.
Encompass Health Rehabilitation Hospital of Dothan, Inc.
Encompass Health Rehabilitation Hospital of Florence, Inc.
Encompass Health Rehabilitation Hospital of Manati, Inc.
Encompass Health Rehabilitation Hospital of Montgomery, Inc.
Encompass Health Rehabilitation Hospital of Nittany Valley, Inc.
Encompass Health Rehabilitation Hospital of Panama City, Inc.
Encompass Health Rehabilitation Hospital of San Juan, Inc.
Encompass Health Rehabilitation Hospital of Spring Hill, Inc.
Encompass Health Rehabilitation Hospital of Treasure Coast, Inc.
Encompass Health Tyler Holdings, Inc.
Encompass Health Yuma Holdings, Inc.
Encompass Rehabilitation Hospital of City View, Inc.
Encompass Rehabilitation Hospital of San Antonio, Inc.
Encompass Rehabilitation Hospital of Texarkana, Inc.
Encompass Rehabilitation Hospital of The Woodlands, Inc.
HealthSouth Rehabilitation Hospital of Austin, Inc.
Rehab Concepts Corp.
Reliant Blocker Corp.
Western Neuro Care, Inc.

By:     /s/ Edmund M. Fay
Name: Edmund M. Fay
Title:     Treasurer

Signatures continue on Following Pages

Collateral and Guarantee Agreement - Signature Page

Encompass Health Rehabilitation Hospital of Northwest Tucson, L.P.

By:	Continental Rehabilitation Hospital of Arizona, Inc., its General Partner
Encompass Health Rehabilitation Hospital of Tustin, L.P.

By:	Western Neuro Care, Inc., its Managing General Partner
HealthSouth Rehabilitation Hospital of North Houston, LP

By:	Encompass Health North Houston GP, LLC, its General Partner

By:     /s/ Edmund M. Fay__________
Name: Edmund M. Fay
Title:     Treasurer

Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Hospital of North Alabama, LLC
By:     /s/ Edmund M. Fay__________
Name: Edmund M. Fay
Title:     Treasurer

Signatures continue on Following Page

Collateral and Guarantee Agreement - Signature Page

Continental Medical Systems, LLC
Encompass Health Acquisition Holdings Subsidiary, LLC
Encompass Health Acquisition Holdings, LLC
Encompass Health Alabama Real Estate, LLC
Encompass Health Arizona Real Estate, LLC
Encompass Health Arkansas Real Estate, LLC
Encompass Health Boise Holdings, LLC
Encompass Health Bryan Holdings, LLC
Encompass Health California Real Estate, LLC
Encompass Health Colorado Real Estate, LLC
Encompass Health Deaconess Holdings, LLC
Encompass Health Fairlawn Holdings, LLC
Encompass Health GKBJH Holdings, LLC
Encompass Health Gulfport Holdings, LLC
Encompass Health Iowa Real Estate, LLC
Encompass Health Johnson City Holdings, LLC
Encompass Health Joint Ventures Holdings, LLC
Encompass Health Kansas Real Estate, LLC
Encompass Health Kentucky Real Estate, LLC
Encompass Health Littleton Holdings, LLC
Encompass Health Lubbock Holdings, LLC
Encompass Health Maryland Real Estate, LLC
Encompass Health Massachusetts Real Estate, LLC
Encompass Health Midland Odessa Holdings, LLC
Encompass Health Myrtle Beach Holdings, LLC
Encompass Health Nevada Real Estate, LLC
Encompass Health New Mexico Real Estate, LLC
Encompass Health North Houston GP, LLC
Encompass Health Ohio Real Estate, LLC
Encompass Health Owned Hospitals Holdings, LLC
Encompass Health Pennsylvania Real Estate, LLC
Encompass Health Properties, LLC
Encompass Health Real Estate, LLC
Encompass Health Rehabilitation Hospital of Albuquerque, LLC
Encompass Health Rehabilitation Hospital of Altamonte Springs, LLC
Encompass Health Rehabilitation Hospital of Bakersfield, LLC
Encompass Health Rehabilitation Hospital of Bluffton, LLC
Encompass Health Rehabilitation Hospital of Braintree, LLC
Encompass Health Rehabilitation Hospital of Cardinal Hill, LLC
By:     /s/ Edmund M. Fay__________
Name: Edmund M. Fay
Title:     Treasurer

Signatures continue on Following Page

Collateral and Guarantee Agreement - Signature Page

Encompass Health Rehabilitation Hospital of Charleston, LLC
Encompass Health Rehabilitation Hospital of Cincinnati, LLC
Encompass Health Rehabilitation Hospital of Dayton, LLC
Encompass Health Rehabilitation Hospital of Desert Canyon, LLC
Encompass Health Rehabilitation Hospital of East Valley, LLC
Encompass Health Rehabilitation Hospital of Erie, LLC
Encompass Health Rehabilitation Hospital of Fort Smith, LLC
Encompass Health Rehabilitation Hospital of Franklin, LLC
Encompass Health Rehabilitation Hospital of Fredericksburg, LLC
Encompass Health Rehabilitation Hospital of Gadsden, LLC
Encompass Health Rehabilitation Hospital of Harmarville, LLC
Encompass Health Rehabilitation Hospital of Henderson, LLC
Encompass Health Rehabilitation Hospital of Katy, LLC
Encompass Health Rehabilitation Hospital of Kingsport, LLC
Encompass Health Rehabilitation Hospital of Lakeview, LLC
Encompass Health Rehabilitation Hospital of Largo, LLC
Encompass Health Rehabilitation Hospital of Las Vegas, LLC
Encompass Health Rehabilitation Hospital of Littleton, LLC
Encompass Health Rehabilitation Hospital of Mechanicsburg, LLC
Encompass Health Rehabilitation Hospital of Miami, LLC
Encompass Health Rehabilitation Hospital of Middletown, LLC
Encompass Health Rehabilitation Hospital of Modesto, LLC
Encompass Health Rehabilitation Hospital of Murrieta, LLC
Encompass Health Rehabilitation Hospital of New England, LLC
Encompass Health Rehabilitation Hospital of Northern Kentucky, LLC
Encompass Health Rehabilitation Hospital of Newnan, LLC
Encompass Health Rehabilitation Hospital of Northern Virginia, LLC
Encompass Health Rehabilitation Hospital of Ocala, LLC
Encompass Health Rehabilitation Hospital of Petersburg, LLC
Encompass Health Rehabilitation Hospital of Reading, LLC
Encompass Health Rehabilitation Hospital of Sarasota, LLC
Encompass Health Rehabilitation Hospital of Scottsdale, LLC
Encompass Health Rehabilitation Hospital of Shelby County, LLC
Encompass Health Rehabilitation Hospital of Sunrise, LLC
Encompass Health Rehabilitation Hospital of Tallahassee, LLC
Encompass Health Rehabilitation Hospital of Toms River, LLC
Encompass Health Rehabilitation Hospital of Utah, LLC
Encompass Health Rehabilitation Hospital of Vineland, LLC
By:     /s/ Edmund M. Fay__________
Name: Edmund M. Fay
Title:     Treasurer

Signatures continue on Following Page

Collateral and Guarantee Agreement - Signature Page

Encompass Health Rehabilitation Hospital of Western Massachusetts, LLC
Encompass Health Rehabilitation Hospital of York, LLC
Encompass Health Rehabilitation Institute of Tucson, LLC
Encompass Health Savannah Holdings, LLC
Encompass Health Sea Pines Holdings, LLC
Encompass Health Sewickley Holdings, LLC
Encompass Health South Carolina Real Estate, LLC
Encompass Health South Dakota Real Estate, LLC
Encompass Health Support Companies, LLC
Encompass Health Texas Real Estate, LLC
Encompass Health Tucson Holdings, LLC
Encompass Health Tulsa Holdings, LLC
Encompass Health Utah Real Estate, LLC
Encompass Health ValleyofTheSun Rehabilitation Hospital, LLC
Encompass Health Virginia Real Estate, LLC
Encompass Health Walton Rehabilitation Hospital, LLC
Encompass Health West Tennessee Holdings, LLC
Encompass Health West Virginia Real Estate, LLC
Encompass Health Westerville Holdings, LLC
Encompass Health Winston-Salem Holdings, LLC
Encompass Rehabilitation Hospital of Abilene, LLC
Encompass Rehabilitation Hospital of Arlington, LLC
Encompass Rehabilitation Hospital of Austin, LLC
Encompass Rehabilitation Hospital of Cypress, LLC
Encompass Rehabilitation Hospital of Dallas, LLC
Encompass Rehabilitation Hospital of Humble, LLC
Encompass Rehabilitation Hospital of Pearland, LLC
Encompass Rehabilitation Hospital of Plano, LLC
Encompass Rehabilitation Hospital of Richardson, LLC
Encompass Rehabilitation Hospital of Round Rock, LLC
Encompass Rehabilitation Hospital of Sugar Land, LLC
Encompass Rehabilitation Hospital of the Mid-Cities, LLC
Encompass Rehabilitation Hospital The Vintage, LLC
Encompass Health Martin County Holdings, LLC
HealthSouth Rehabilitation Hospital of Fort Worth, LLC
Print Promotions Group, LLC
Rebound, LLC
Rehabilitation Hospital of Plano, LLC
By:     /s/ Edmund M. Fay__________
Name: Edmund M. Fay
Title:     Treasurer

Collateral and Guarantee Agreement - Signature Page

BARCLAYS BANK PLC, as Collateral Agent

By:     /s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Director

Collateral and Guarantee Agreement - Signature Page